     As filed with the Securities and Exchange Commission on March 26, 2002
                                       Registration Statement No. 333-__________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                              ---------------------

                        BORON, LePore & ASSOCIATES, INC.
             (Exact Name of Registrant as Specified in its Charter)

        Delaware                                         22-2365997
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                                1800 Valley Road
                                 Wayne, NJ 07470
                                 (973) 709-3000
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)

                              ---------------------

                    1998 EMPLOYEE STOCK OPTION AND GRANT PLAN
                           (Full Title of the Plans)

                              --------------------

                                Patrick G. LePore
                      Chairman and Chief Executive Officer
                                1800 Valley Road
                                 Wayne, NJ 07470
                                 (973) 709-3000
            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)

                              --------------------

                                 With a copy to:

                             John R. LeClaire, P.C.
                               Goodwin Procter LLP
                                Exchange Place
                        Boston, Massachusetts 02109-2881

                              --------------------

                                               CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------
    Title of Securities        Amounts to be   Proposed Maximum Offering        Proposed Maximum             Amount of
     Being Registered         Registered (1)      Price Per Share (2)       Aggregate Offering Price     Registration Fee
---------------------------------------------------------------------------------------------------------------------------
  Common, Stock par value         500,000               $12.27                     $6,135,000                 $564.42
      $.01 per share
===========================================================================================================================

(1) This Registration Statement also related to such indeterminate number of additional shares of Boron, LePore & Associates, Inc. Common Stock may be required pursuant to the 1998 Employee Stock Option and Grant Plan in the event of a stock dividend, reverse stock split, split-up, recapitalization, forfeiture of stock under these plans or other similar event.

(2) This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act of 1933 solely for the purposes of determining the amount of the registration fee. The registration fee is based upon the average of the high and low prices for the Registrant's Common Stock, par value $.01 per share, as reported on the Nasdaq National Market on March 20, 2002.
================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.*
          ------------------

Item 2.   Registrant Information and Employee Plan Annual Information.*
          -------------------------------------------------------------

     *Information required by Part I to be contained in the Section 10(a) Prospectuses is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Introductory Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference.
          ------------------------------------------------

      Boron, LePore & Associates, Inc. (the "Registrant") hereby incorporates by reference the following documents which have previously been filed with the Securities and Exchange Commission:

      (a) the Registrant's most recent annual report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2001;

      (b) all other reports filed with the Securities and Exchange Commission by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since March 30, 2001; and

      (c) the description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A, dated September 16, 1997, as filed with the Securities and Exchange Commission on September 17, 1997 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

      In addition, all documents subsequently filed with the Securities and Exchange Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.
          --------------------------
        Not Applicable.

Item 5.   Interests of Named Experts and Counsel.
          ---------------------------------------

        Not Applicable.

Item 6.  Indemnification of Directors and Officers.
         ------------------------------------------

         In accordance with Section 145 of the General Corporation Law of the State of Delaware ("DGCL"), Article VII of the Registrant's Restated Certificate of Incorporation (the "Certificate") provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit. In addition, the Certificate provides that if the Delaware General Corporation Law is amended to authorize the further elimination or limitation of the personal liability of directors, then the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. The Certificate further provides that any repeal of Article VII by the stockholders or an amendment to the DGCL shall not adversely effect any right or protection with respect to acts or omissions occurring prior to such repeal.

         Article V of the Registrant's Amended and Restated By-laws (the "By-laws") provides for indemnification by the Registrant of its directors, officers and certain non-officer employees (including officers and certain non-officer employees of subsidiaries) under certain circumstances against expenses (including attorneys fees, judgments, fines and amounts paid in settlement) reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceeding in which any such person is involved by reason of the fact that such person is or was a director, an officer or an employee of the Registrant, or is acting in any capacity with other entities at the written request of the Registrant, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to criminal actions or proceedings, that such person had no reasonable cause to believe his or her conduct was unlawful. The by-laws provide that these provisions of Articles V are deemed to be a contract between the Corporation and each Officer and Non-Officer Employee.

         The Registrant has entered into indemnification agreements with each of its directors reflecting the foregoing provisions of its By-laws and requiring the advancement of expenses in proceedings, if such person had no reasonable cause to believe his or her conduct was unlawful.

         The Company carries directors' and officers' liability insurance covering its directors and officers.

Item 7.    Exemption from Registration Claimed.
           ------------------------------------

         Not Applicable.

Item 8.    Exhibits.
           ---------

         The following is a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

Exhibits
--------

       *4.1         Third Amended and Restated Certificate of Incorporation
       *4.2         Amended and Restated By-Laws
       *4.3         Boron, LePore & Associates, Inc. 1998 Employee Stock Option
                    and Grant Plan
        5.1         Opinion of Goodwin Procter LLP as to the legality of the
                    securities being registered
       23.1         Consent of Goodwin Procter LLP (included in Exhibit 5.1)
       23.2         Consent of Arthur Andersen LLP
       24.1         Powers of Attorney (included on signature pages to this
                    Registration Statement)
       99.1         Letter to Commission Pursuant to Temporary Note 3T

_________________________

* Incorporated by reference to the relevant exhibit to the Boron, LePore & Associates, Inc. Registration Statement on Form S-1 (File No. 333-30573), as amended, as filed with the Securities and Exchange Commission.

Item 9.  Undertakings.
         -------------

       (a)   The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                   Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                   (ii) To reflect in the prospectus any acts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

             provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the undersigned Registrant pursuant to
             Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities

             (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, Boron, LePore & Associates, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wayne, New Jersey on this 22nd day of March, 2002.

                           Boron, LePore & Associates, Inc.



                           By:    /s/ Patrick G. LePore
                                  ----------------------------------------------
                                  Patrick G. LePore
                                  Chairman and Chief Executive Officer

                                  POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Patrick G. LePore and Anthony J. Cherichella such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                  Title                                             Date
                                           Chairman and Chief Executive Officer
/s/ Patrick G. LePore                      (Principal Executive Officer)                     March 22, 2002
---------------------------------------
Patrick G. LePore


/s/ Steven M. Freeman                      President and Director                            March 22, 2002
---------------------------------------
Steven M. Freeman


/s/ Anthony J. Cherichella                 Executive Vice President and Chief Financial      March 22, 2002
---------------------------------------    Officer
Anthony J. Cherichella


/s/ Roger Boissonneault                    Director                                          March 22, 2002
---------------------------------------
Roger Boissonneault


/s/ Ronald M. Nordmann                     Director                                          March 22, 2002
---------------------------------------
Ronald M. Nordmann

/s/ Mel Sharoky                            Director         March 22, 2002
---------------------------------------
Mel Sharoky


/s/ Joseph E. Smith                        Director         March 22, 2002
---------------------------------------
Joseph E. Smith


/s/ John A. Staley, IV                     Director         March 22, 2002
---------------------------------------
John A. Staley, IV


/s/ Carter H. Eckert                       Director         March 22, 2002
---------------------------------------
Carter H. Eckert
---------------------------------------


/s/ John Spitznagel                        Director         March 22, 2002
---------------------------------------
John Spitznagel

                                  EXHIBIT INDEX

Exhibit No.  Description
-----------  -----------

    *4.1     Third Amended and Restated Certificate of Incorporation

    *4.2     Amended and Restated By-laws

    *4.3 Boron, LePore & Associates, Inc. Amended and Restated 1998 Employee Stock Option and Grant Plan

     5.1 Option of Goodwin Procter LLP as to the legality of the securities being registered

    23.1     Consent of Goodwin Procter LLP (included in Exhibit 5.1)

    23.2     Consent of Arthur Andersen LLP

    24.1 Powers of Attorney (included on signature pages to this Registration Statement)

    99.1     Letter to Commission Pursuant to Temporary Note 3T

* Incorporated by reference to the relevant exhibit to the Boron, LePore & Associates, Inc. Registration Statement on Form S-1 (File No. 333-30573), as amended, as filed with the Securities and Exchange Commission.